SunAmerica Income Funds - 77Q1(d)


On February 2, 2017, the Registrant filed Post-Effective
Amendment ("PEA") No. 64 to its Registration
Statement on Form N-1A pursuant to Rule 485(a) under the Securities Act of 1933, as amended (the "1933 Act") to register the offer and sale of Class T shares of the AIG
U.S. Government Securities Fund, AIG Flexible Credit
Fund and AIG Strategic Bond Fund, each a series of the Registrant. The Registrant filed PEA No. 65 to its
Registration Statement on Form N-1A, which became automatically effective on April 3, 2017, pursuant to Rule 485(b) under the 1933 Act, to amend the prospectus and SAI included in PEA No. 64. PEA No. 65 to the Registrant's Registration Statement on Form N-
1A includes a description of the terms of the Class T shares. Such description and the exhibits filed therewith are hereby incorporated by reference to PEA No. 65
(SEC Accession No. 0001193125-17-108774).